As filed with the Securities and Exchange Commission on April 2, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-1431779 (I.R.S. Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA 90232

(Address of principal executive offices)

(424) 330-2082

(Registrant’s telephone number, including area code)

MedMen Enterprises Inc. 2018 Stock and Incentive Plan

(Full title of the plan)

Reece Fulgham	Copy to:
Chief Financial Officer	Katherine J. Blair, Esq.
10115 Jefferson Boulevard	Manatt, Phelps & Phillips, LLP
Culver City, CA 90232	2049 Century Park East, Suite 1700
(424) 330-2082	Los Angeles, CA 90067
(Name, address and telephone number of agent	Email: kblair@manatt.com
for service)	Telephone: (310) 312-4252

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Subordinate Voting Shares	12,855,137 Shares (2)	$1.30	(3)	$16,691,932.85	$1,821.09
Class B Subordinate Voting Shares	25,760,997 Shares (4)	$0.36	(5)	$9,218,647.04	$1,005.75
Class B Subordinate Voting Shares	5,175,581 Shares (6)	$0.36	(5)	$1,852,096.58	$202.06
Class B Subordinate Voting Shares	200,000,000 Shares (7)	$0.36	(5)	$71,570,576.54	$7,808.35
Total					$10,837.26

(1)	This Registration Statement also covers an indeterminate number of shares of Class B Subordinate Voting Shares which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents Class B Subordinate Voting Shares subject to outstanding stock options granted under the 2018 Stock and Incentive Plan (the “2018 Plan”).

(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $1.30 per share for outstanding stock options as converted from Canadian dollars (“C$”) of C$1.6328 to United States dollars based on the foreign exchange rate (1.2575) as published by the Bank of Canada on March 31,2021.

(4)	Represents Class B Subordinate Voting Shares held by current directors, officers, other employees, and consultants issuable upon settlement of restricted stock units and restricted stock award entitlements granted under the 2018 Plan.

(5)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of an assumed price of $0.36 per share, which is the average of the high (C$0.48) and low (C$0.42) prices of the Registrant’s Class B Subordinate Voting Shares in Canadian dollars (“C$”) as reported on the Canadian Securities Exchange on March 31, 2021, which date is within five business days prior to filing this registration statement, and as converted from Canadian dollars to United States dollars based on the foreign exchange rate (1.2575) as published by the Bank of Canada on March 31, 2021.

(6)	Represents Class B Subordinate Voting Shares issued and, with respect to former directors, officers, other employees, and consultants, issuable pursuant to the settlement of restricted stock units and restricted stock award entitlements granted under the 2018 Plan.

(7)	Represents Class B Subordinate Voting Shares available for future issuance under the 2018 Plan.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of the Class B Subordinate Voting Shares (the “Shares”) of MedMen Enterprises Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain shareholders that are current and former directors, officers, other employees, and consultants of the Registrant (the “Selling Shareholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Shareholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission. The Registrant will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plan.

REOFFER PROSPECTUS

MEDMEN ENTERPRISES INC.

5,175,581 Class B Subordinate Voting Shares

This prospectus relates to 5,175,581 Class B Subordinate Voting Shares, without par value (the “Shares”), of MedMen Enterprises Inc., which may be offered from time to time by certain shareholder that are our current or former directors, officers, other employees, and consultants (the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders made hereunder. The Shares were acquired by the Selling Shareholders pursuant to the Registrant’s 2018 Stock and Equity Incentive Plan (the “2018 Plan”).

The Selling Shareholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class B Subordinate Voting Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

Our Class B Subordinate Voting Shares trade on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”.  The closing sales price of our shares on the CSE on March 31, 2021 was C$0.47per share.  Our Class B Subordinate Voting Shares also trade on the OTCQX under the symbol “MMNFF.” The last reported sales price of our Shares on the OTCQX on March 31, 2021 was $0.38 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company”, as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports. Certain implications of being an “emerging growth company” are described on page 3 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SECURITIES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF THE RISKS OF INVESTING IN OUR SECURITIES IN “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2021

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

References herein to “MedMen Enterprises”, “MedMen” or the “Company”, “we”, “us” or “our” refer to MedMen Enterprises Inc. and its subsidiaries.

In this prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to C$ are to Canadian dollars.

THE COMPANY

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, Chicago, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores and proprietary delivery service, as well as curbside and in-store pick up.

The Company currently operates 24 store locations across California (11), Florida (4), Nevada (3), Illinois (1), New York (4) and Arizona (1), which are classified as discontinued operations as the Company is seeking to sell the operations in Arizona. The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in these markets. In California and Nevada, the Company is in discussions for the potential sale of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into, the Company is currently in discussions to sell the operation, and as such has classified its Arizona business as discontinued operations. As part of the discontinuation of Arizona operations, the Company will not have a cultivation and production facility in Arizona.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, New York and Massachusetts. The Company views Nevada, California, New York, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. We intend to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, such as reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

MedMen Enterprises Inc., formerly known as Ladera Ventures Corp., was incorporated under the Business Corporations Act (British Columbia) on May 21, 1987. MedMen Enterprises USA has 41 wholly owned (either directly or indirectly) material subsidiaries. Such subsidiaries ARE incorporated or otherwise organized under the laws of California, Nevada, Delaware, New York, Florida, Arizona, Illinois and Massachusetts. The Company operates through its wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp.”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”, or “the LLC”).

Our principal executive offices are located at the Company is 10115 Jefferson Boulevard, Culver City, California 90232, and our telephone number is (424) 330-2082. Our website address is www.medmen.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Class B subordinate voting shares.

RISK FACTORS

Investing in our Class B subordinate voting shares involves a high degree of risk. Before investing in our Class B subordinate voting shares, you should carefully consider the risks set forth under the caption “Risk Factors” in  our registration statement on Form 10 (File No. 000-56199), filed with the SEC on August 24, 2020, and as amended and filed on October 7, 2020, October 19, 2020, December 7, 2020, January 15, 2021 and January 27, 2021 under Section 12(g) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class B subordinate voting shares could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this registration statement that addresses activities, events or developments that the Company expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information and statements regarding:

●	the business, revenue, results and future activities of, and developments related to, the Company after the date of this MD&A, including as a result of the impact of COVID-19, and planned reductions of operating expenses,

●	future business strategy, competitive strengths, goals, future expansion and growth of the Company’s business and operations,

●	the successful implementation of cost reduction strategies and plans, expectations and any targets for such strategies and plans, including expected additional improvements in reduction of Corporate SG&A (Non-GAAP) in upcoming quarters,

●	whether any proposed transactions will be completed on the current terms and contemplated timing,

●	expectations for the effects of any such proposed transactions, including the potential number and location of dispensaries or licenses to be acquired or disposed of,

●	the ability of the Company to successfully achieve its business objectives as a result of completing such proposed acquisitions or dispositions,

●	the contemplated use of proceeds remaining from previously completed capital raising activities,

●	the application for additional licenses and the grant of licenses or renewals of existing licenses for which the Company has applied or expects to apply,

●	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts,

●	the expansion into additional markets,

●	expectations as to the development and distribution of the Company’s brands and products,

●	new revenue streams,

●	the impact of the Company’s digital and online strategy,

●	the implementation or expansion of the Company’s in-store and curbside pickup services,

●	the ability of the Company to successfully execute its strategic plans,

●	any changes to the business or operations as a result of any potential future legalization of adult-use and/or medical cannabis under U.S. federal law,

●	expectations of market size and growth in the United States and the states in which the Company operates or contemplates future operations and the effect that such growth will have on the Company’s financial performance,

●	statements that imply or suggest that returns may be experienced by investors or the level thereof,

●	expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally, and

●	other events or conditions that may occur in the future.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on assumptions, estimates, analysis and opinions of management of the Company at the time they were provided or made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements.

Forward-looking information and statements are not a guarantee of future performance and are based upon estimates and assumptions of management at the date the statements are made including among other things estimates and assumptions about:

●	the impact of epidemic diseases, such as the recent outbreak of the COVID-19 illness,

●	contemplated dispositions being completed on the current terms and current contemplated timeline,

●	development costs remaining consistent with budgets,

●	the ability to raise sufficient capital to advance the business of the Company and to fund planned operating and capital expenditures and acquisitions,

●	the ability to manage anticipated and unanticipated costs,

●	achieving the anticipated results of the Company’s strategic plans,

●	increasing gross margins, including relative to increases in revenue,

●	the amount of savings, if any, expected from cost-cutting measures and divestitures of non-core assets,

●	favorable equity and debt capital markets,

●	the availability of future funding under the Company’s equity and debt finance facilities,

●	stability in financial and capital markets,

●	the ability to sustain negative operating cash flows until profitability is achieved,

●	the ability to satisfy operational and financial covenants under the Company’s existing debt obligations,

●	favorable operating and economic conditions,

●	political and regulatory stability,

●	obtaining and maintaining all required licenses and permits,

●	receipt of governmental approvals and permits,

●	sustained labor stability,

●	favorable production levels and sustainable costs from the Company’s operations,

●	consistent or increasing pricing of various cannabis products,

●	the ability of the Company to negotiate favorable pricing for the cannabis products supplied to it,

●	the level of demand for cannabis products, including the Company’s and third-party products sold by the Company,

●	the continuing availability of third-party service providers, products and other inputs for the Company’s operations, and

●	the Company’s ability to conduct operations in a safe, efficient and effective manner.

While the Company considers these estimates and assumptions to be reasonable, the estimates and assumptions are inherently subject to significant business, social, economic, political, regulatory, public health, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many estimates and assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct. Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, among others:

●	uncertain and changing U.S. regulatory landscape and enforcement related to cannabis, including political risks,

●	risks and uncertainties related to the recent outbreak of COVID-19 and the impact it may have on the global economy and retail sector, particularly the cannabis retail sector in the states in which the Company operates, and on regulation of the Company’s activities in the states in which it operates, particularly if there is any resurgence of the pandemic in the future,

●	the inability to raise necessary or desired funds,

●	recurring losses from operations and a net working capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern,

●	the inability to satisfy operational and financial covenants under the Company’s existing debt obligations and other ongoing obligations as they become payable,

●	funds being raised on terms that are not favorable to the Company, to the ability to operate the Company’s

●	business or to existing shareholders, including as a result of the anti-dilution protections that have been provided under the terms of the company’s credit facilities,

●	the inability to consummate the proposed dispositions and the inability to obtain required regulatory approvals and third-party consents and the satisfaction of other conditions to the consummation of the proposed dispositions on the proposed terms and schedule,

●	the potential adverse impacts of the announcement or consummation of the proposed dispositions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors,

●	the diversion of management time on the proposed dispositions,

●	risks related to future acquisitions or dispositions, resulting in unanticipated liabilities,

●	reliance on the expertise and judgment of senior management of the Company,

●	adverse changes in public opinion and perception of the cannabis industry,

●	risks relating to anti-money laundering laws and regulation,

●	risks of new and changing governmental and environmental regulation,

●	risk of costly litigation (both financially and to the brand and reputation of the Company and relationships with third parties),

●	risks related to contracts with and the inability to satisfy obligations to third-party service providers,

●	risks related to the unenforceability of contracts,

●	the limited operating history of the Company,

●	risks inherent in an agricultural business,

●	risks related to proprietary intellectual property and potential infringement by third parties,

●	risks relating to financing activities including leverage,

●	the inability to effectively manage growth,

●	errors in financial statements and other reports,

●	costs associated with the Company being a publicly-traded company, including given the loss of foreign private issuer status under U.S. securities laws,

●	the dilutive impact of raising additional financing through equity or convertible debt given the decline in the Company’s share price,

●	increasing competition in the industry,

●	increases in energy costs,

●	risks associated with cannabis products manufactured for human consumption, including potential product recalls,

●	inputs, suppliers and skilled labor being unavailable or available only at uneconomic costs,

●	breaches of and unauthorized access to the Company’s systems and related cybersecurity risks,

●	constraints on marketing cannabis products,

●	fraudulent activity by employees, contractors and consultants,

●	tax and insurance related risks, including any changes in cannabis or cultivation tax rates,

●	risks related to the economy generally,

●	conflicts of interest of management and directors,

●	failure of management and directors to meet their duties to the Company, including through fraud or breaches of their fiduciary duties,

●	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada,

●	sales by existing shareholders negatively impacting market prices,

●	the limited market for securities of the Company, and

●	limited research and data relating to cannabis.

Readers are cautioned that the foregoing lists are not exhaustive of all factors, estimates and assumptions that may apply to or impact the Company’s results. Although the Company has attempted to identify important factors that could cause actual results to differ materially from the forward-looking information and statements contained in this this registration statement, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented to assist readers in understanding the Company’s expected financial and operating performance and the Company’s plans and objectives and may not be appropriate for other purposes. The forward-looking information and statements contained in this registration statement represents the Company’s views and expectations as of the date of this prospectus unless otherwise indicated. The Company anticipates that subsequent events and developments may cause its views and expectations to change. However, while the Company may elect to update such forward-looking information and statements at a future time, it has no current intention of and assumes no obligation for doing so, except to the extent required by applicable law.

Readers should read this registration statement and the documents that the Company references herein and has filed with the Securities and Exchange Commission at www.sec.gov completely and with the understanding that the Company’s actual future results may be materially different from what it expects.

For further discussion of these and other factors see “Risk Factors” in this prospectus. This prospectus and all other written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

SELLING SHAREHOLDERS

The Shares include an aggregate of 5,175,581 Class B Subordinate Voting Shares of the Company acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the 2018 Plan, as described in this prospectus. The following table sets forth information regarding the Shares being covered by this prospectus and the individuals beneficially owning such Shares. Unless otherwise indicated, the address of each beneficial owner listed below is c/o MedMen Enterprises Inc., 10115 Jefferson Boulevard, Culver City, California 90232.

Shares Being
Name of Selling Shareholder	Offered (1)
Other Named Selling Shareholders (2)	5,175,581

(1)	Reflects Class B subordinate voting shares offered under this prospectus.
(2)	Includes the following 53 named non-affiliate persons, each of whom holds at least 1,000 Shares (last name listed first): Alexander, Alexandria; Aquinde, Jaron; Bass, Sara; Betesh, Sara; Bramhan, Meccah; Chen, Jacqueline; Chiovetti, David; Cooper, Kelby; Cooper, David; Dilorio, Lisa; Dinh, David; Dmitruk, Amanda; Doyle, Paul; Duston, Erica; Eberhardt, Kimberly; Elliott, Xochitl; Favila, Phillip; Feichter, Joshua; Fiorino, Laura; Frys, Jennifer; Gager, Halley; Gonzales, Josh; Hall, Jasmine; Heath, Dana; Hopkinson, Kashka; Hyder, Zeeshan; Jackson, Stephen; Jarasunas, Elizabeth; Mccall, Andrew; McNiff, Kenneth; Morrell, Brendan; Pena, Yasmin; Rangel, Vania; Rice, Taylor; Richard, Steven; Ruiz, Elizabeth; Saluja, Priya; Smey, Peter; Song, Esther; Sundberg, Daniel; Trott, Laurie; Turcios, Michelle; Truong, Alison; Tsui, Diana; Van Hassel, Stephanie; Varvel, Austin; Villarreal, Theresa; Whitfield, Angela; Wilkerson, Alexander; Wilson-King, Genester; Wyler, Craig; Zimmerman, Edward; and Znavor, Steven.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders, or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares being offered hereby has been passed upon by Cassels Brock & Blackwell LLP.

EXPERTS

The consolidated financial statements of the Company at June 27, 2020 and June 29, 2019, and for each of the 52 week periods then ended, have been included herein in reliance upon the report of MNP LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

INFORMATION INCORPORATED BY REFERENCE

The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):

●	our effective registration statement on Form 10 (File No. 000-56199) filed with the SEC on August 24, 2020, and as amended and filed on October 7, 2020, October 19, 2020, December 7, 2020, January 15, 2021 and January 27, 2021 under Section 12(g) of the Exchange Act, which contains audited financial statements for the Company’s latest fiscal year;

●	our Quarterly Report on Form 10-Q/A for the quarter ended September 26, 2020, filed with the SEC on February 18, 2021 and our Quarterly Report on Form 10-Q for the quarter ended December 26, 2020, filed with the SEC on February 16, 2021;

●	our Current Reports on Form 8-K filed with the SEC on November 25, 2020, December 18, 2020, December 28, 2020, January 7, 2020, January 15, 2021, February 22, 2021, March 3, 2021, March 10, 2021 and March 24, 2021 (in each case, excluding “furnished” and not “filed” information); and

●	the description of our Class B Subordinate Voting Shares contained in the Company’s effective registration statement on Form 10 (File No. 000-56199), as amended, filed with the SEC on August 24, 2020, October 7, 2020, October 19, 2020, December 7, 2020, January 15, 2021 and January 27, 2021 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.medmen.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to MedMen Enterprises Inc., Attention Secretary, 10115 Jefferson Boulevard, Culver City, California, (424) 330-2082.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):

●	the effective registration statement on Form 10 (File No. 000-56199) filed with the Commission on August 24, 2020, and as amended and filed on October 7, 2020, October 19, 2020, December 7, 2020, January 15, 2021 and January 27, 2021 under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year;

●	the Quarterly Report on Form 10-Q/A for the quarter ended September 26, 2020, filed with the Commission on February 18, 2021 and the Quarterly Report on Form 10-Q for the quarter ended December 26, 2020, filed with the Commission on February 16, 2021;

●	the Current Reports on Form 8-K filed with the SEC on November 25, 2020, December 18, 2020, December 28, 2020, January 7, 2020, January 15, 2021, February 22, 2021, March 3, 2021, March 10, 2021 and March 24, 2021 (in each case, excluding “furnished” and not “filed” information); and

●	the description of the Class B Subordinate Voting Shares contained in the Registrant’s effective registration statement on Form 10 (File No. 000-56199), as amended, filed with the Commission on August 24, 2020, October 7, 2020, October 19, 2020, December 7, 2020, January 15, 2021 and January 27, 2021 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

MedMen is incorporated under the laws of British Columbia.

Section 160 of the Business Corporations Act (British Columbia) provides that: (1) the Company may indemnify an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual, or an Eligible Person. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an Eligible Person is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. (2) In addition to the powers of the Company to indemnify under (1), a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party in the manner provided under (1); (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (2). (3) An Eligible Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an Eligible Person, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b). (4) The Company may purchase and maintain insurance for the benefit of an Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition to limitations of liability pursuant to the Business Corporations Act (British Columbia) and applicable law, the Articles provide that no director or officer of the Company shall be liable for the acts or omissions of any other director, officer, employee or agent of the Company, or for any costs, charges or expenses of the Company resulting from any deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Company or any other director, officer, employee or agent of the Company, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Company, or for any other costs, charges or expenses of the Company occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person’s own willful neglect, fraud or gross negligence. However, nothing in the Articles shall relieve any director or officer from the duty to act in accordance with the Business Corporations Act (British Columbia) or from liability for any breach of the Business Corporations Act (British Columbia).

The directors must cause the Company to indemnify and advance the reasonable expenses of its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by the Business Corporations Act (British Columbia). Each director is deemed to have contracted with the Company on such terms of indemnify. We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Each director is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director, his heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director in respect of any claim, demand, suit, action, proceeding or investigation in which such director is involved or is subject by reason of being or having been a director and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director may sustain or incur as a result of serving as a director in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director in his capacity as a director, whether before or after the effective date of such indemnification agreement.

Item 7. Exemption From Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

Exhibit Number
3.1	Articles of MedMen Enterprises Inc., as amended, dated May 28, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10 filed on October 19, 2020).
4.1	Subordinate Voting share Purchase Warrant Indenture dated September 27, 2018 between the Registrant and Odyssey Trust Company (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10 filed on October 19, 2020).
4.1(a)	Supplemental Subordinate Voting Share Purchase Warrant Indenture dated December 5, 2018 between the Registrant and Odyssey Trust Company (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Form 10 filed on October 19, 2020).
5.1	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of MNP LLP
23.2	Consent of Cassels Brock & Blackwell LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
99.1	MedMen Enterprises Inc. 2018 Stock and Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Form 10 filed on October 19, 2020).
99.1(a)	Amendment No. 1 to MedMen Enterprises Inc. 2018 Stock and Incentive Plan
99.2	Form of Stock Option Agreement for 2018 Stock and Incentive Plan (incorporated by reference to Exhibit 10.12(a) of the Registrant’s Form 10 filed on October 19, 2020).
99.3	Form of Restricted Stock Unit Agreement for 2018 Stock and Incentive Plan (incorporated by reference to Exhibit 10.12(b) of the Registrant’s Form 10 filed on October 19, 2020).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2021.

MEDMEN ENTERPRISES INC.

By:	/s/ Reece Fulgham
Name:	Reece Fulgham
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MedMen Enterprises Inc., do hereby constitute and appoint Reece Fulgham and Tom Lynch, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Tom Lynch	Chief Executive Officer, Chairman of the Board and Director
Tom Lynch	(Principal Executive Officer)	April 1, 2021

/s/ Reece Fulgham	Chief Financial Officer
Reece Fulgham	(Principal Financial and Accounting Officer)	April 1, 2021

/s/ Nicole Christoff	Director
Nicole Christoff		April 1, 2021

/s/ Melvin Elias	Director
Melvin Elias		April 1, 2021

/s/ Errol Schweizer	Director
Errol Schweizer		April 1, 2021

/s/ Cameron Smith	Director
Cameron Smith		April 1, 2021

/s/ Albert Harrington	Director
Albert Harrington		April 1, 2021